EXHIBIT 99.2

For Immediate Release

Company contact: William M. Crawford, Manager of Investor Relations, (303) 312-8135.

Bill Barrett Corporation Announces New Senior Vice President of Operations and

Upcoming Presentation at SunTrust Robinson Humphrey’s 36th Annual Institutional

Conference

DENVER — (PR Newswire) — April 5, 2007 — Bill Barrett Corporation (NYSE: BBG) today announced that it has hired R. Scot Woodall as Senior Vice President-Operations as it continues to strategically focus its development operations in the Rockies. Mr. Woodall brings over 20 years operational experience including drilling, completions, production, and facilities to the Company. He most recently served as Senior Vice President – Western U.S. at Forest Oil.

The Company also announced its participation in the 36th Annual Institutional Conference hosted by SunTrust Robinson Humphrey to be held in Atlanta, Georgia on April 10 – April 11, 2007. Chairman and Chief Executive Officer Fred Barrett will present to the SunTrust Robinson Humphrey Conference on Tuesday, April 10, 2007, at 11:20 a.m. EDT. Mr. Barrett’s presentation will be webcast live with audio and user controlled slides available on the Company’s website at http://www.billbarrettcorp.com.

About Bill Barrett Corporation

Bill Barrett Corporation, headquartered in Denver, explores for and develops natural gas and oil in the Rocky Mountain region of the United States. Additional information about the Company may be found on its web site www.billbarrettcorp.com.

Forward-Looking Statements and Cautionary Statements

This press release contains, and certain statements in the presentation on April 10, 2007 will contain, forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements reflect Bill Barrett Corporation’s current views with respect to future events, based on what it believes are reasonable assumptions. No assurance can be given, however, that these events will occur. These statements are subject to risks and uncertainties that could cause actual results to differ materially including, among other things, exploration results, transportation, processing, market conditions, oil and gas price and differential volatility, the availability and cost of services and materials, the ability to obtain industry partners to jointly explore certain prospects, the ability to receive drilling and other permits, surface access, uncertainties inherent in oil and gas production operations and estimating reserves, unexpected future capital expenditures, competition, the success of Bill Barrett Corporation risk management activities, governmental regulations and other factors discussed in the Company’s Form 10-K for the year ended December 31, 2006, filed with the SEC (www.sec.gov).

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